EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED

                                 PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)               Phone: 610-366-1800
         Chairman, President and Chief Executive Officer Toll-Free: 888-366-6622
                                                               Fax: 610-366-1900

                       American Bank Reports 20% Increase
                       in Third Quarter Earnings Per Share

Allentown, PA, October 10, 2006 - American Bank Incorporated (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter and nine months ended September 30, 2006. Net income for the quarter was $734,000, or $0.12 per diluted share, an increase of 20.0% from the $0.10 per diluted share reported in the same period of the prior year. While total quarterly earnings increased slightly from the prior year, the increase in earnings per share was positively impacted by the repurchase of approximately
1.56 million shares of common stock since the beginning of 2006. American Bank currently has approximately 169,000 shares remaining in its previously announced repurchase program.

American Bank's net loans outstanding totaled $318.3 million as of September 30, 2006, up from $287.7 million at the same time last year, an increase of 10.6%, or $30.6 million. At the end of the quarter, assets totaled $520.6 million, which was down from $528.5 million at September 30, 2005. President and CEO Mark
W. Jaindl stated, "In addition to implementing changes aimed at enhancing net interest margin through increased loan growth, American Bank remains focused on maintaining strong asset quality as was evidenced by the loan portfolio which remains strong with less than $190,000 in non-performing loans at the end of the quarter."

On September 1, 2006, American Bank reported that it could realize a significant gain on the sale of shares of PSB Bancorp, Inc. if the proposed acquisition of PSB Bancorp by Conestoga Bancorp, Inc. is completed. American Bank Incorporated owns 347,643 shares of PSB Bancorp common stock at an average cost per share of $9.18.

PSB Bancorp, the holding company for First Penn Bank, announced on August 31, 2006 that it has executed a definitive agreement with Conestoga Bancorp for the sale of PSB Bancorp to Conestoga Bancorp at a price of $17.00 per share, payable in cash. The price per share payable by Conestoga Bancorp is subject to a potential maximum downward adjustment of $0.66 per share.

The sale could result in an after-tax gain for American Bank Incorporated of approximately $1.66 to $1.82 million, or $0.28 to $0.30 per American Bank Incorporated share, respectively. The transaction is expected to close in the fourth quarter of 2006 or the first quarter of 2007.

On September 21, 2006, the Board of Directors of American Bank declared a quarterly dividend of $0.04 per share of common stock to shareholders of record on October 13, 2006 and payable on October 27, 2006. In addition, the Board approved the continuance of the reinvestment of dividends by shareholders to purchase additional shares of American Bank Inc. common stock at a 5% discount to the average of the closing "bid" and "ask" price on the Record Date.

American Bank common stock last traded at $7.55 per share. American Bank Trust Preferred Securities last traded at $9.25.

About American Bank
-------------------

American Bank serves the Lehigh Valley community in eastern Pennsylvania and is recognized as a leading provider of Internet banking and financial services nationwide. American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APYs) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements
--------------------------

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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

                               American Bank, Inc.
                         Selected Financial Information
                (In thousands, except per share data and ratios)


                                                                      Unaudited
                                                                    September 30,               December 31,
                                                                    -------------               ------------
                                                                  2006          2005                2005
Selected Financial Condition Data:                                ----          ----                ----
----------------------------------
Total assets..........................................         $   520,632   $   528,499        $   529,100
Loans receivable, net.................................             318,303       287,722            301,394
Allowance for loan losses.............................               3,712         3,253              3,393
Securities available for sale (at fair value).........             164,084       197,260            188,691
Securities held to maturity (at cost).................              13,152        12,831             13,482
Deposits..............................................             362,966       371,423            368,958
Federal funds purchased...............................              11,000            --                 --
FHLB advances.........................................              86,598        90,875             95,048
Junior subordinated debentures........................              10,187        10,187             10,187
Stockholders' equity..................................              33,525        44,557             44,345

Book value per share..................................         $      5.60          5.84               5.97

Shares outstanding....................................               5,986         7,429              7,424

                                                                      Unaudited                          Unaudited
                                                                    For the Three                      For the Nine
                                                               Months Ended Sept. 30,             Months Ended Sept. 30,
                                                               ----------------------             ----------------------
                                                                2006            2005               2006             2005
                                                                ----            ----               ----             ----
Selected Operating Data:
Total interest income....................................     $    7,241       $    6,072       $    21,002       $    17,849
Total interest expense...................................         13,568            4,839             3,658            10,198
                                                              ----------       ----------       -----------       -----------
   Net interest income...................................          2,402            2,414             7,434             7,651
Provision for loan losses................................             61              324               181               485
                                                              ----------       ----------       -----------       -----------
   Net interest income after provision for loan losses...          2,341            2,233             7,110             7,166
                                                              ----------       ----------       -----------       -----------
Fees and service charges.................................             44               54               144               156
Net realized gain on sales of mortgage loans ............             14               58                44               103
Net realized gain (loss)on sales of securities...........              4            (137)              (79)             (129)
Earnings on bank owned life insurance....................             79              87                253               261
Other income.............................................             65             253                180               506
                                                              ----------       ---------        -----------       -----------
   Total non-interest income.............................            206             315                542               897
                                                              ----------       ---------        -----------       -----------
Total operating expense..................................          1,491           1,516              4,553             4,437
                                                              ----------       ---------        -----------       -----------
   Income before taxes on income.........................          1,056           1,032              3,099             3,626
Taxes on income..........................................            322             304                942             1,094
                                                              ----------       ---------        -----------       -----------
   Net income............................................     $      734       $     728        $     2,157       $     2,532
                                                              ==========       =========        ===========       ===========
Earnings per share-basic.................................     $     0.12       $    0.10        $      0.34       $      0.34
                                                              ==========       =========        ===========       ===========
                  diluted................................     $     0.12       $    0.10        $      0.33       $      0.33
                                                              ==========       =========        ===========       ===========
Weighted average shares outstanding-basic................     $    6,014       $   7,431        $     6,298       $     7,419
                                                              ==========       =========        ===========       ===========
                  diluted................................          7,243           8,672              7,530             8,659

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
                                                American Bank, Inc.
                                          Selected Financial Information

                                                                             Unaudited
                                                                            For the Three
                                                                      Months Ended September 30,
                                                                    --------------------------
                                                                       2006              2005
                                                                       ----              ----

         Performance Ratios(1):
         ----------------------
         Return on assets (ratio of net income to
           average total assets) ................................       0.55%           0.55%
         Return on equity (ratio of net income
            to average equity)...................................       9.08%           6.58%
         Net interest margin (ratio of net interest income
           divided by average earning assets)....................       1.89%           1.95%
         Ratio of operating expense to average total assets......       1.13%           1.16%
         Efficiency ratio (ratio of operating expenses divided by
           net interest income plus non-interest income).........      57.17%          55.55%

         Asset Quality Ratios:
         ---------------------
         Non-performing assets to total assets at end of period..       0.04%           0.01%
         Allowance for loan losses to non-performing loans.......    1968.88%        8132.50%
         Allowance for loan losses to loans receivable...........       1.16%           1.12%

         Regulatory Capital Ratios-Bank:
         -------------------------------
         Tier I to average assets................................       7.89%           8.56%
         Tier I to risk weighted assets..........................      11.14%          12.54%
         Total capital to risk weighted assets...................      12.15%          13.48%

         _________________________
              (1) Ratios for the three month periods are annualized.